   As filed with the Securities and Exchange Commission on December 21, 2000
                                                           Registration No. 333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  ___________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                  ___________

                                  POZEN INC.
              (Exact name of company as specified in its charter)

             Delaware                                            62-1657552

   (State or Other Jurisdiction of       (I.R.S. Employer Identification No.)
    Incorporation or Organization)

         6330 Quadrangle Drive
               Suite 240                                          27514
            Chapel Hill, NC
 (Address of principal executive offices)                      (Zip Code)

                         POZEN Inc. Stock Option Plan
                   POZEN Inc. 2000 Equity Compensation Plan
                           (Full title of the plans)

                          John R. Plachetka, Pharm.D.
                     President and Chief Executive Officer
                                  POZEN Inc.
                             6330 Quadrangle Drive
                                   Suite 240
                            Chapel Hill, NC 27514
                    (Name and address of agent for service)

                                (919) 490-0012
         (Telephone number, including area code, of agent for service)
                                  ___________

                        Copy of all communications to:
                             Linda L. Griggs, Esq.
                          Morgan, Lewis & Bockius LLP
                              1800 M Street, N.W.
                          Washington, D.C. 20036-5869
                                (202) 467-7000

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
       Title of securities           Amount to be     Proposed maximum     Proposed maximum         Amount of
         to be registered           registered (1)      offering price         Aggregate         registration fee
                                                           per share         offering price
-------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value          1,605,310          $ 1.14 (2)        $ 1,830,053 (2)         $  458 (2)
-------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value          3,000,000          $12.50 (3)        $37,500,000 (3)         $9,375 (3)
===================================================================================================================

(1) This Registration Statement covers shares of Common Stock of POZEN Inc. which may be offered or sold pursuant to the POZEN Inc. 2000 Equity Compensation Plan and Stock Option Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, (the "Securities Act"), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the plans.

(2) Based pursuant to Paragraph (h) of Rule 457 under the Securities Act of 1933 on the weighted average exercise price of the options being issued under the Plan.

(3) Estimated pursuant to Paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of the Company's Common Stock on December 14, 2000, as reported on the Nasdaq National Market.

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENTS

Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

        The following documents filed with the U.S. Securities and Exchange Commission (the "Commission") by POZEN Inc. (the "Company"), are incorporated by reference in this Form S-8 Registration Statement (the "Registration Statement") and made a part hereof:

        1. The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2000 (File No. 000-31719) filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

        2. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on October 6, 2000 (File No. 000-31719); and

        3. The Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), (File No. 333-35930).

        All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of the Registration Statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this Registration Statement.

Item 4. Description of Securities.
        -------------------------

        Not Applicable

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

        Not Applicable

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

        The Company's Certificate of Incorporation permits indemnification to the fullest extent permitted by Delaware law, including the power of the Company to indemnify any person who was or is an authorized representative of the Company, and who was or is a party or is threatened to be made a party to any corporate proceeding, by reason of the fact that such person was or is an authorized representative of the Company, against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third-party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal third-party proceeding (including any action or investigation which could or does lead to a criminal third-party proceeding) had no reasonable cause to believe such conduct was unlawful. The Company shall also indemnify any person who was or is an authorized representative of the Company and who was or is a party or is threatened to be made a party to any corporate proceeding by reason of the fact that such person was or is an authorized representative of the Company, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Such indemnification is mandatory under the Company's Certificate of Incorporation as to expenses actually and reasonably incurred to the extent that an authorized representative of the Company had been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein. The determination of whether an individual is entitled to indemnification may be made by a majority of disinterested directors, by a committee of directors designated by a majority vote of such directors, or if there are no such directors or if individual directors so direct, by independent legal counsel in a written legal opinion, or the stockholders. Delaware law also permits indemnification in connection with a proceeding brought by or in the right of the Company to procure a judgment in its favor. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable. The Company maintains a directors and officers liability insurance policy.

Item 7. Exemption from Registration Claimed.
        -----------------------------------

        Not Applicable

Item 8. Exhibits.
        ---------

        Exhibit Numbers                        Exhibit
     ---------------------------------------------------------------------------

               4 Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of POZEN Inc. (incorporated by reference to Exhibits 3.1 and 3.2 to Amendment No. 2 to POZEN Inc.'s registration statement on Form S-1, filed August 28, 2000)

             5.1          Opinion of Morgan, Lewis & Bockius LLP, counsel to the
                          Company

            23.1          Consent of Ernst & Young LLP

            23.2 Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 5.1)

              24 Power of Attorney (included as part of the signature page)

            99.1 POZEN Inc. Stock Option Plan (incorporated by reference to Exhibit 10.2 to POZEN Inc.'s registration statement on Form S-1, filed April 28, 2000.

            99.2 POZEN Inc. 2000 Equity Compensation Plan (incorporated by reference to Exhibit 10.10 to Amendment No. 2 to POZEN Inc.'s registration statement on Form S-1, filed August 28, 2000)

Item 9.  Undertakings.
         ------------

         The undersigned hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the Registration Statement any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       provided, however, that subparagraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

       The undersigned company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chapel Hill, State of North Carolina on this 21st day of December, 2000.

                                        POZEN INC.


                                        By:      /s/ John R. Plachetka
                                            ----------------------------------
                                             Name:  John R. Plachetka, Pharm.D.
                                             Title: President and Chief
                                                    Executive Officer

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

          Each person, in so signing, also makes, constitutes and appoints John
R. Plachetka and Matthew E. Czajkowski, and each such officer acting singly, his true and lawful attorney-in-fact, in his name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.

Name                           Title                           Date
----                           -----                           ----

/s/ John R. Plachetka
---------------------------    President, Chief Executive      December 15, 2000
John R. Plachetka              Officer, and Director
                               (Principal Executive Officer)

/s/ Matthew E. Czajkowski
---------------------------    Senior Vice President, Finance  December 15, 2000
Matthew E. Czajkowski          and Administration and Chief
                               Financial Officer (Principal
                               Financial Officer)

/s/ John E. Barnhardt
---------------------------    Controller (Principal           December 15, 2000
John E. Barnhardt              Accounting Officer)

/s/ Jacques F. Rejeange
---------------------------    Chairman of the Board        December 15, 2000
Jacques F. Rejeange

/s/ Ted G. Wood
---------------------------    Director                     December 15, 2000
Ted G. Wood

/s/ Peter J. Wise
---------------------------    Director                     December 15, 2000
Peter J. Wise

/s/ Bruce A. Tomason
---------------------------    Director                     December 15, 2000
Bruce A. Tomason

                               INDEX TO EXHIBITS


         Exhibit Numbers                          Exhibit
     ---------------------------------------------------------------------------

                4 Amended and Restated Certificate of Incorporation and Amended and Restated By-laws of POZEN Inc. (incorporated by reference to Exhibits 3.1 and 3.2, respectively, to Amendment No. 2 to POZEN Inc.'s registration statement on Form S-1, filed on August 28, 2000)

                5.1 Opinion of Morgan, Lewis & Bockius LLP, counsel to the Company

               23.1          Consent of Ernst & Young LLP

               23.2 Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 5.1)

                 24 Power of Attorney (included as part of the signature page)

               99.1 POZEN Inc. Stock Option Plan (incorporated by reference to Exhibit 10.2 to POZEN Inc.'s registration statement on Form S-1, filed April 28,
                             2000).

               99.2 POZEN Inc. 2000 Equity Compensation Plan (incorporated by reference to Exhibit 10.10 to Amendment No. 2 to POZEN Inc.'s registration statement on Form S-1, filed August 28, 2000)